EXHIBIT 10.73

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ZAP

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$3,000,000	February 11, 2010

FOR VALUE RECEIVED, ZAP, a California corporation (the "Company") promises to pay to Samyang Optics Co.,Ltd ("Investor"), or its registered assigns, in lawful money of the United States of America the principal sum of Three Million Dollars ($3,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Convertible Promissory Note (this "Note") on the unpaid principal balance at a rate equal to 6% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2011 (the "Maturity Date"), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. Upon five (5) business days prior written notice to Investor, the Company may prepay this Note in whole or in part, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note

2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (1) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) Business Days of the Company's receipt of written notice to the Company of such failure to pay; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company's receipt of written notice to the Company of such failure; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolyency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bareceiver, trustee, liquidator or cus or an involuntary case or other procecy or Insolvency Proceedings. Proceedings for the appointment Company, or of all or a substantial part of the property thereof, seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(f) Judgments. A final judgment or order for the payment of money in excess of Ten Million Dollars ($10,000,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

3.Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) and 2(1), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction

Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.Conversion.

(a) Automatic Conversion. In the event the Company consummates, prior to the Maturity Date, a public offering (an "Offering-) pursuant to a registration statement filed under the Securities Act (the "Registration Statement"), then all principal, together with all accrued and unpaid interest under the Notes, shall automatically convert into shares of Common Stock of the Company simultaneously with the closing of the Offering at a price per share equal to 95% of the price at which shares are sold in the Offering (the "Offering Conversion Price"). The shares of Common Stock that the Notes shall be converted into shall be restricted securities and shall be subject to resale restrictions under Rule 144.

(b) Automatic Conversion if an Offering Does Not Occur. In the event the Company has not consurtunated an Offering on or prior to the date 150 days following the date of this Note (the "Automatic Conversion Date"), all principal, together with all accrued and unpaid interest under the Note, shall automatically convert into shares of Common Stock of the Company at a price per share equal to 90% of the Closing Price Per Share (the "Alternative Conversion Price"). For the purposes of this Section 4(b), the "Closing Price Per Share" shall mean the average of the closing prices for the Company's Common Stock on The Over the Counter Bulletin Board for the twenty (20) most recent consecutive trading days ending (and including) three (3) trading days immediately prior to the Automatic Conversion Date. The shares of Common Stock that the Notes shall be converted into shall be restricted securities and shall be subject to resale restrictions under Rule 144.

(c) Conversion Proc
'

 (i)Conversion Pursuant to Section 4(a). If this Note is to be automatically converted pursuant to Section 4(a), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Offering Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents reasonably requested by the Company, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with a public offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Offering for cancellation; provided, however, that upon the closing of the Offering, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(d)(iii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the closing of the Offering and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii)            Conversion Pursuant to Section 4(b). If this Note is to be automatically converted pursuant to Section 4(b), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Alternative Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents reasonably requested by the Company, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with a public offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) on the Automatic Conversion Date for cancellation; provided, however, that as of the Automatic Conversion Date, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(d)(iii). Any conversion of this Note pursuant to Section 4(b) shall be deemed to have been made as of the Automatic Conversion Date and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii)            Fractional Shares; Interest: Effect of Conversionn. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, 'shall pay to Investor an amount equal to the product obtained by multiplying the applicable conye by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

5.Subordination. The Obligations evidenced by this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company's Senior Indebtedness.

(a) Lien Subordination. Investor subordinates to holders of Senior Indebtedness any security interest or lien that Investor may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of Investor and the security interest of holders of Senior Indebtedness, the security interest of holders of Senior Indebtedness in the property of the Company shall at all times be prior to the security interest of Investor. The subordination and priorities set forth in this paragraph are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this paragraph shall not be effective as to the particular property that is the subject of the unperfected or avoidable security interest.

(b) Payment Subordination. All Obligations are subordinated in right of payment to all obligations of the Company to holders of Senior Indebtedness now existing or hereafter arising. Investor will not demand or receive from the Company (and the Company will not pay to Investor) all or any part of the Obligations, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Investor exercise any remedy with respect to any collateral securing Senior Indebtedness, nor will Investor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any Senior Indebtedness remains outstanding. Notwithstanding the foregoing, the Investor shall be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 5 and (iii) other payments consented to in writing by holders of Senior Indebtedness.

(c) Turnover. Investor shall promptly deliver to holders of Senior Indebtedness in the form received (except for endorsement or assignment by Investor where required by holders of Senior Indebtedness) for application to the Senior Indebtedness any payment, distribution, security or proceeds received by Investor with respect to the Obligations other than in accordance with this Section 5.

(d) Insolvency Proceedings. In the event of the Company's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 5 shall remain in full force and effect, and except as otherwise permitted in this Section 5 the Senior Indebtedness shalt be paid in full before any payment is made to Investor.

(e) Attorney-in-Fact. For so long as any of the Senior Indebtedness remains unpaid, Investor irrevocably appoints holders of -*or, Indebtedness as Investor's attorney-in-fact, and grants to holders of Senior Indebtedness a power of att full power of substitution, in the name of Investor or in the name of holders of Senior Indebtedness, for the use and benefit of holders of Senior Indebtedness, without notice to Investor, to perform at holders of Senior Indebtedness's option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company:

(i) To file the appropriate claim or claims in respect of the Obligations on behalf of Investor if Investor does not do so prior to twenty (20) days before the expiration of the time to file claims in such proceeding and if holders of Senior Indebtedness elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Investor and to otherwise vote Investor's claims in respect of any Obligations in any manner that holders of Senior Indebtedness deems appropriate for the enforcement of its rights hereunder if the Investor fails to make any such election prior to five (5) business days before the expiration of the time for Investor to make such election(s).

(f) Reinstatement. This Section 5 shall remain effective for so long as the Company owes any amounts under the Senior Indebtedness. If, at any time after payment in full of the Senior Indebtedness any payments of the Senior Indebtedness must be disgorged by holders of Senior Indebtedness for any reason (including, without limitation, the bankruptcy of the Company), this Section 5 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Investor shall immediately pay over to holders of Senior Indebtedness all payments received with respect to the Obligations to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Investor, holders of Senior Indebtedness may take such actions with respect to the Senior Indebtedness as holders of Senior Indebtedness, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Indebtedness and any collateral securing the Senior Indebtedness, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect the rights of any holder of Senior Indebtedness hereunder. Investor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Investor agrees that it shall not assert any such defenses or rights.

(g) Subrogation. Subject to the payment in full of all Senior Indebtedness, Investor shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Investor would be entitled except for the provisions of this Section 5 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(h) Further Assurances. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Investor's rights hereunder, Company may require that Investor execute such forms of subordination agreement; provided;,tuch forms shall not impose on Investor terms materially less favorable than those provided herein.

(i) Reliance of Holders of Senior Indebtedness. Investor, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

6.Definitions. As used in this Note, the following capitalized terms have the following meanings:

"Event of Default" has the meaning given in Section 2 hereof.

"Initial Public Offering" shall mean the closing of the Company's first firm commitment underwritten initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act.

"Investor" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"Investors" shall mean the investors that have purchased Notes.

"Lien" shall mean, with respect to any property, any security interest. mortgage. pledge, lien, claim, charge or other encumbrance.

"Majority in Interest of Investors" shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes.

"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses. attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"Notes" shall mean the subordinated convertible promissory notes issued pursuant to the Purchase Agreement in the original aggregate principal amount of up to $10,000,000.

"Person- shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"Purchase Agreement" shall mean the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

"Securities Act"....a.n the Securities Act of 1933, as amended.

"Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company and (ii) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clause (i).

"Transaction Documents" shall mean this Note, each of the other Notes and the Purchase Agreement.

7.Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor's written consent, or (ii) reduce the rate of interest of this Note without Investor's written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) w „v....receive , (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with rec  ropriate confirmation), (iv) one business day after being deposited with an overnight courierser of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pan passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company's payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company's equity securities pursuant to thet terms hereof, payment shall be made in lawful tender of the United States.

(f) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(i) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note, the Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(j) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

ZAP
a California corporation

By: /s/ Steven Schneider
Name:  Steven Schneider
Title:    CEO

INVESTOR

Name of Investing Entity:

/s/ Christopher Kang
SAMYANG OPTICS CO.ITD
Title: CEO